Exhibit 11
                 Statement re: Computation of Per Share Earnings

                                                                     Six Months     Six Months        Three Months   Three Months
                                                                          Ended          Ended               Ended          Ended
                                                                       June 30,       June 30,            June 30,       June 30,
                                                                           2001           2000                2001           2000
                                                                ------------------------------     ------------------------------
  Basic Net Income (Loss) per Common Share:

     Numerator:
         Net income (loss) for the period                    $      (1,817,273)      (221,327)           (434,732)         10,888
         Preferred stock dividends                                    (138,750)      (150,000)            (69,375)       (75,000)
                                                                     ----------     ---------------    ------------     ------------

         Net income (loss) attributable to common shares     $      (1,956,023)      (371,327)           (504,107)       (64,112)


     Denominator:
         Actual common shares outstanding:
              Beginning of period                                     2,025,023      2,029,313           2,015,885      2,020,278
              End of period                                           2,015,885      2,022,530           2,015,885      2,022,530
              Weighted average for the period
               (Based on the actual days which the
                 incremental shares, if any, were outstanding)        2,017,459      2,020,641           2,015,885      2,015,106
                                                                    ===========      ==========          ==========     ============

     Basic net income (loss) per common share                $           (0.97)        (0.18)               (0.25)         (0.03)
                                                                         ======        ======               =======        ======


  Diluted Net Income (Loss) per Common Share:

     Numerator:
         Net income (loss) attributable to common shares     $      (1,956,023)      (371,327)           (504,107)       (64,112)
                                                                    ===========      ==========          ==========     ============

     Denominator:
         Weighted average common shares outstanding                   2,017,459      2,020,641           2,015,885      2,015,106
         Effect of common share equivalents resulting from
            "in-the-money" stock options outstanding
             during the period                                          -     *        -     *             -     *        -     *
         Additional shares from assumed conversion
            of convertible debentures                                   -     *        -     *             -     *        -     *
         Additional shares from assumed conversion
            of convertible preferred stock                              -     *         -     *            -     *         -     *
                                                                    -----------     -----------          -----------    ------------
         Weighted average number of common and
            common equivalent shares used to calculate
            diluted net income (loss)  per common share              2,017,459      2,020,641            2,015,885      2,015,106
                                                                    ===========    ============         ============   =============

     Diluted net income (loss) per common share                     $   (0.97)         (0.18)              (0.25)         (0.03)
                                                                        ======         ======              ======         ======



     * Note:The assumed conversion of the convertible debentures and the convertible preferred stock and the effect of "in-the-money" stock options were excluded from the 2001 and 2000 computations of diluted net income (loss) per common share because the effects would be antidilutive.





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